Exhibit 10.4

FIRST AMENDMENT TO

MASTER REPURCHASE AGREEMENT

Dated as of August 24, 2020

Between:

WALKER & DUNLOP, LLC

a Delaware limited liability company, as SELLER,

WALKER & DUNLOP, INC.,

a Maryland corporation, as PARENT

and

JPMORGAN CHASE BANK, N.A., as BUYER

1.	This Amendment

The Parties hereby amend (for the first time) the Master Repurchase Agreement dated August 26, 2019 among them (the “Original MRA”, as amended by the Correction of Master Repurchase Agreement dated July 23, 2020, the “Corrected MRA”, and as amended hereby and supplemented, further amended or restated from time to time, the “MRA”) to amend the Termination Date.

All capitalized terms used in the Corrected MRA and used, but not defined differently, in this amendment (the “First Amendment” or within itself, this “Amendment”) have the same meanings here as there.

The Sections of this Amendment are numbered to correspond with the numbers of the Sections in the Original MRA amended hereby and are consequently nonsequential.

2.	Definitions; Interpretation

A.       The following defined term in Section 2(a) of the Original MRA is amended to read as follows:

“Termination Date” means the earliest of (i)  the Business Day, if any, that Seller or Buyer designates as the Termination Date by written notice given to the other Party, (ii) the date of declaration of the Termination Date pursuant to Section 11(b)(i) and (iii) August 23, 2021.

B.       The following definitions are added to Section 2(a) of the Original MRA in alphabetical order:

“Debt Service Coverage Ratio” means, as of any time of determination, the ratio of:

(a) Four-Quarter EBITDA to

(b) the sum of:

(i) interest expense of Parent on account of all Debt other than Agency Warehouse Facilities,

(ii) an amount equal to the aggregate amount of all scheduled or other mandatory payments of principal under any Debt (whether or not so paid), excluding such payments under Agency Warehouse Facilities and balloon payments due at maturity, measured over the same time period as the relevant Four-Quarter EBITDA as provided in the preceding clause (a).

For the purposes of this definition only, (A) Four-Quarter EBITDA shall exclude any EBITDA attributable to any Subsidiary which is not a Specified Subsidiary during the applicable period, and (B) interest expense shall exclude any interest expense on account of any Indebtedness of any Subsidiary which is not a Specified Subsidiary during the applicable period.

“EBITDA” means at any date of determination thereof, with respect to Parent and its subsidiaries on a consolidated basis, an amount equal to the following, all as determined in accordance with GAAP (net of intercompany transactions and without duplication):

(a)           Net Income for the most recently completed Measurement Period; plus

(b)           to the extent deducted in calculating Net Income, the sum of:

(i)       Interest expect of Parent on account of all Indebtedness other than Agency Warehouse Facilities;

(ii)      depreciation expenses,

(iii)     amortization and write-off of Servicing Contracts,

(iv)     decreases in the fair value of any derivative instruments entered into in the ordinary course,

(v)      net cash settlements paid by Parent in connection with any derivative instruments entered into in the ordinary course,

(vi)     provisions for risk-sharing obligations relating solely to Fannie Mae DUS Mortgage Loans pursuant to the Fannie Mae DUS Program, and

(vii)   stock compensation (i.e., a non-cash charge reducing net income); minus

(c)          to the extent included in calculating Net Income,

(i)       capitalized amounts attributable to origination of Servicing Contract rights,

(ii)      the fair value of expected guaranty obligations,

(iii)       increases in the fair value of any derivative instruments entered into in the ordinary course,

(iv)       net cash settlements received by Parent in connection with any derivative instruments entered into in the ordinary course, and

(v)       any cash loan loss expenses not deducted or excluded from the determination of Net Income.

“Four-Quarter EBITDA” means, as of any date of determination, EBITDA for the period of four (4) consecutive Fiscal Quarters ending on or immediately prior to such date of determination.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the applicable Person. For purposes of calculating any financial ratio for a Measurement Period (a) other than with respect to the last fiscal quarter of any fiscal year, the financial statements delivered to the Buyer pursuant to Section 10(h) of the Agreement shall be used with respect to each respective fiscal quarter covered thereby, provided that, when a Measurement Period includes a fiscal quarter which is covered by the then most recently delivered audited financial statement required to be deliver to the Buyer pursuant to Section 10(h) of the Agreement, then the financial statements relating to such prior covered fiscal quarter shall be adjusted pursuant to any adjustments made in such audited financial statements, and (b) for the fourth fiscal quarter, the audited financial statements for the fiscal year then ended shall be used.

“Net Income” means, for any Person, the net income (or loss) of such Person for any period after deduction of all expenses, taxes and other proper charges, all as determined in accordance with GAAP.

“Servicing Contract” means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

“Specified Subsidiary” means Walker &Dunlop Multifamily, Inc., Seller, WD Capital and any other Person who is or becomes a Seller or Guarantor as defined or otherwise described in the Agreement).

10.       Seller Covenants.

A.       Financial Covenants. The following is added as a new subsection (vi) to Section 10(u) of the Original MRA:

(vi)     Permit the Debt Service Coverage Ratio to be less than 2.75 to 1.00, tested on the last day of each calendar quarter.

EXHIBIT A

Exhibit A attached to the Original MRA is deleted in its entirety and hereby replaced with Exhibit A attached hereto.

(The remainder of this page is intentionally blank; counterpart signature pages follow.)

As amended hereby, the Original MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A., as Buyer

By:	/s/ Grace Chi
Name:	Grace Chi
Title:	Authorized Officer

WALKER & DUNLOP, LLC, as Seller

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President and Chief Financial Officer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President and Chief Financial Officer

Counterpart signature page to First Amendment to Master Repurchase Agreement

EXHIBIT A

TO MASTER REPURCHASE AGREEMENT

Form of Officer’s Certificate with computations

to show compliance or non-compliance with

certain financial covenants

OFFICER’S CERTIFICATE

AGENT:	JPMORGAN CHASE BANK, N.A.

COMPANY:	WALKER & DUNLOP, LLC

SUBJECT PERIOD:                       ended                  , 20

DATE                        , 20

This certificate is delivered to the Buyer under the Master Repurchase Agreement dated as of August 26, 2019 (as supplemented, amended or restated from time to time, the “Repurchase Agreement”), between Walker & Dunlop, LLC (“Seller”) and Walker & Dunlop, Inc. (“Parent”) and JPMorgan Chase Bank, N.A. (the “Buyer”). Unless they are otherwise defined in this request, terms defined in the Repurchase Agreement have the same meanings here as there.

The undersigned officer of Parent and Seller certifies to Buyer that on the date of this certificate that:

1.       The undersigned is an incumbent officer of Parent and Seller, holding the titles stated below the undersigned’s signature below.

2.       Seller’s financial statements that are attached to this certificate were prepared in accordance with GAAP (except that interim — i.e., other than annual — financial statements exclude notes to financial statements and statements of changes to stockholders’ equity and cash flow and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim financial statements) present fairly the financial position and results of operations of Seller and its Subsidiaries, on a consolidated basis, as of                        and for the (check, as applicable) ☐ one, ☐ two or ☐ three quarter(s) of Seller’s fiscal year, as the case may be, ending on the last day of that period (the “Subject Period”).

3.       The undersigned officer of Seller supervised a review of the activities of Seller and its Subsidiaries during the Subject Period in respect of the following matters and has determined the following: (a) to undersigned officer’s best knowledge, except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of Seller in Section 10 of the Repurchase Agreement are true and correct in all material respects, other than for the changes, if any, described on the attached Annex A; (b) Seller has complied with all of its obligations under the Transaction Documents, other than for the deviations, if any, described on the attached Annex A; (c) no Event of Default has occurred that has not been declared by the Buyer in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A (d) compliance by Seller with certain financial covenants in Section 11(v) of the Repurchase Agreement is accurately calculated on the attached Annex A.

Walker & Dunlop, LLC

By:
Name:
Title:

ANNEX A TO OFFICER’S CERTIFICATE

1.       Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state:

2.       Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:

3.       Calculate compliance with covenants in Section 10(u) — clause 3(d) of attached Officer’s Certificate:

As of the last day of the calendar quarter ending                         , 20__:

(a)               The ratio of (x) the Total Indebtedness of Parent and its consolidated Subsidiaries to (y) its Tangible Net Worth was ____. (The maximum is 2.25 to 1.00.)

(b)               The Tangible Net Worth of Parent and its consolidated Subsidiaries was $__________________. (The minimum is $200,000,000.)

(c)               The Liquidity of Parent and its consolidated Subsidiaries was $___________________. (The minimum is $15,000,000.)

(d)               The sum of the unpaid principal balances of all Delinquent Serviced Mortgage Loans in the Fannie Mae Servicing Portfolio was ___% of the aggregate unpaid principal balances of all Fannie Mae Mortgage Loans then serviced by Seller and its consolidated Subsidiaries. (The maximum is 3.5%.)

(e)               The aggregate principal balance of Seller’s portfolio of Serviced Mortgage Loans (excluding Delinquent Serviced Mortgage Loans) was $____________ as of the last day of the most recent calendar quarter. (The minimum is $20,000,000,000.)

(f)                The aggregate principal balance of Seller’s portfolio of Serviced Fannie Mae Mortgage Loans (excluding Delinquent Serviced Mortgage Loans) was $____________ as of the last day of the most recent calendar quarter. (The minimum is $10,000,000,000.)

(g)               The Debt Service Coverage Ratio was ____ to 1.00, tested on the last day of the most recent calendar quarter. (The minimum is 2.75 to 1.00.)